Exhibit 10.1

SECOND Amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of October, 2020, by and among (i) Silicon Valley Bank (“Bank”), (ii) VIEWRAY, INC., a Delaware corporation (“ViewRay”), and (iii) VIEWRAY TECHNOLOGIES, INC., a Delaware corporation (“Technologies”, and together with Viewray, individually and collectively, jointly and severally, the “Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 28, 2018, by and among Bank and Borrower, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 31, 2019, by and among Bank and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower under and for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) provide for the Term Loan 2020 (as defined below); (ii) modify the financial covenants; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.2 (Term Loan 2020).  The following new Section 2.1.2 is hereby inserted immediately following Section 2.1.1 thereof:

“2.1.2Term Loan 2020.

(a)Availability.  Bank shall make a growth capital term loan in the maximum principal amount not to exceed Fifty Eight Million Dollars

($58,000,000.00) (the “Term Loan 2020”) available to Borrower on or about the Second Amendment Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)Repayment.  Commencing on the first day of the month following the month in which the Funding Date of the Term Loan 2020 occurs, and thereafter on the first day of each successive calendar month until the Term Loan 2020 is paid in full, Borrower shall make monthly payments of interest with respect to the outstanding principal amount of the Term Loan 2020.  Commencing on the Term Loan 2020 Amortization Date, Borrower shall repay the outstanding principal balance of the Term Loan 2020 in thirty-six (36) equal payments of principal, based on a thirty-six (36) month amortization schedule (each payment of interest and/or payment of principal on the Term Loan 2020 being a “Term Loan 2020 Payment”).  Borrower’s final Term Loan 2020 Payment, due on the Term Loan 2020 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2020.  Once repaid, the Term Loan 2020, or any portion thereof, may not be reborrowed.

(c)Mandatory Prepayment Upon an Acceleration.  If the Term Loan 2020 is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan 2020; (ii) the Final Payment; (iii) the Prepayment Premium, if applicable, and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan 2020, including interest at the Default Rate with respect to any past due amounts.

(d)Optional Prepayment.  Borrower shall have the option to prepay all, but not less than all, of the Term Loan 2020, without premium or penalty, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan 2020 at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan 2020; (B) the Final Payment; (C) the Prepayment Premium, if applicable, and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan 2020, including interest at the Default Rate with respect to any past due amounts.

(e)Use of Term Loan 2020 Proceeds.  Proceeds of the Term Loan 2020 will be used first, on or about the Second Amendment Effective Date, for (i) the repayment in full of all outstanding principal and accrued but unpaid interest on the Term Loan; and (ii) the payment of the accrued portion of the Final Payment due and payable in respect of the Term Loan, and second, as working capital to fund its general business requirements and not for personal, family, household or agricultural purposes.”

2.2Section 2.2 (Payment of Interest on the Credit Extensions).  Subsection (a) of Section 2.2 is amended in its entirety and replaced with the following:

“(a)Interest Rate – Term Loan 2020.  Subject to Section 2.2(b), the principal amount outstanding under the Term Loan 2020 shall accrue interest at the greater of (i) a floating per annum rate equal to two and four-tenths of one percent (2.40%) above the Prime Rate; and (ii) a fixed per annum rate equal to five and sixty-five one hundredths of one percent (5.65%), which interest shall in any event be payable monthly.”

2.3Section 2.3 (Fees).  Subsections (a) and (b) of Section 2.3 are amended in their entirety and replaced with the following:

“(a)Final Payment.  A final payment (which final payment is in addition to and not a substitution for the regular monthly payments of principal plus accrued interest, and shall be referred to herein as the “Final Payment”), due on the earliest to occur of (a) the Term Loan 2020 Maturity Date, (b) the acceleration of the Term Loan 2020, or (c) the prepayment of the Term Loan 2020 in full pursuant to Section 2.1.2(c) and/or Section 2.1.2(d), equal to (i) the original aggregate principal amount of the Term Loan 2020 funded by Bank and drawn by Borrower; multiplied by (ii) three and seven-tenths of one percent (3.70%);

(b)Prepayment Premium.  Upon repayment of the Term Loan 2020 for any reason prior to the Term Loan 2020 Maturity Date, in addition to the payment of any other amounts then-owing, a prepayment premium (the “Prepayment Premium”) in an amount equal to (i) three percent (3.00%) of the funded amount of the Term Loan 2020 if such prepayment occurs prior to the first day of the month that is thirty (30) months after the Second Amendment Effective Date; and (ii) two percent (2.00%) of the funded amount of the Term Loan 2020 if such prepayment occurs on or after the day of the month that is thirty (30) months after the Second Amendment Effective Date but prior to the Term Loan 2020 Maturity Date; provided that no Prepayment Premium shall be charged if, so long as no Event of Default has occurred and is continuing, the credit facility hereunder is replaced with a new facility from Bank; and”

2.4Section 6.2 (Financial Statements, Reports, Certificates).  Subsections (c) and (d) of Section 6.2 are amended in their entirety and replaced with the following:

“(c)Account Debtor Listing; Inventory Reports. (i) Within thirty (30) days after the last day of each calendar month, a detailed accounts receivable ledger submitted electronically, in form and substance reasonably acceptable to Bank; and (ii) within forty-five (45) days after the last day of each calendar quarter, perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment;

(d)Compliance Certificates. Within thirty (30) days after the last day of each calendar month, a duly completed Compliance Certificate signed by a Responsible Officer (provided, that so long as Borrower has maintained a Liquidity Ratio equal to or greater than 2.25:1.00 at all times during each calendar month of a calendar quarter, such Compliance Certificates will be due quarterly, within forty-

five (45) days after the end of such calendar quarter), certifying that as of the end of such calendar month or quarter, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants, if applicable, set forth in this Agreement and such other information as Bank may reasonably request;”

2.5Section 6.2 (Financial Statements, Reports, Certificates).  The following new subsection (k) is hereby inserted immediately following Section 6.2(j):

“(k)Changes in Beneficial Ownership.  Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.6Section 6.6 (Operating Accounts).  The last sentence of subsection (a) of Section 6.6 is amended in its entirety and replaced with the following:

“Borrower shall conduct all other primary banking with Bank for services such as Letters of Credit and business credit cards.”

2.7Section 6.6 (Operating Accounts).  Subsection (d) of Section 6.6 is deleted in its entirety.

2.8Section 6.7 (Financial Covenants).  Subsections (a) and (b) of Section 6.7 are amended in their entirety and replaced with the following

“(a)Liquidity Ratio.  Borrower shall maintain at all times, to be certified by Borrower as of the last day of each calendar month, a Liquidity Ratio equal to or greater than 1.70:1.00.

(b)Revenue.  For any calendar quarter in which the Borrower has maintained a Liquidity Ratio less than 2.25:1.00 on any day in such calendar quarter, Borrower shall achieve revenue, measured in accordance with GAAP on a trailing twelve month basis as of the last day of such calendar quarter, of at least the level set forth in the Covenant Level Letter.”

2.9Section 6.10 (Access to Collateral; Books and Records).  Section 6.10 is amended in its entirety and replaced with the following:

“6.10Access to Collateral; Books and Records.  Borrower shall allow Bank, or its agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books.  Such inspections or audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank shall determine conditions warrant; provided that such inspections shall be limited to no more than four (4) times in any twelve (12) months), unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $1,000.00 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable and documented out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $2,000.00 plus any reasonable and documented out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.10Section 8.1 (Payment Default).  Section 8.1 is amended by deleting the term “Term Loan Maturity Date” therein and inserting “Term Loan 2020 Maturity Date” in lieu thereof.

2.11Section 10 (Notices).  The notice address of the Borrower’s counsel is amended in its entirety and replaced with the following:

“with a copy to:Faegre Drinker Biddle & Reath LLP
1470 Walnut St., Suite 300
Boulder, Colorado 80302
Attn: John R. Marcil
Email: john.marcil@faegredrinker.com”

2.12Section 13 (Definitions).

(a) The following new definitions are hereby inserted in Section 13.1, each in its applicable alphabetical order:

“Covenant Level Letter” is the covenant level letter dated as of the Second Amendment Effective Date by and between Bank and Borrower.

“Second Amendment Effective Date” is October 30, 2020.

“Term Loan 2020” is defined in Section 2.1.2(a).

“Term Loan Amortization Date” is the first day of the first whole calendar month that is twenty-four (24) months after the Second Amendment Effective Date.

“Term Loan 2020 Maturity Date” is the first day of the first whole calendar month that is sixty (60) months after the Second Amendment Effective Date.

“Term Loan 2020 Payment” is defined in Section 2.1.2(b).

(b)  The following definitions appearing in Section 13.1 are deleted in their entirety:

“Existing Accounts” is defined in Section 6.6(a).

“Existing Credit Card Accounts” is defined in Section 6.6(d).

(c)Clause (g) of the definition of “Permitted Investments” is amended in its entirety and replaced with the following:

“(g)Investments of Foreign Subsidiaries in the Foreign Bank Accounts, but only to the extent permitted pursuant to Section 6.6(a);”

(d)Clause (i) of the definition of “Permitted Liens” is amended in its entirety and replaced with the following:

“(i)[reserved]; and”

2.13Exhibit B (Compliance Certificate).  The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended to reflect the changes to Section 6.7 of the Loan Agreement, in the form provided by the Bank to the Borrower.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Fees.  Borrower shall pay to Bank the fully earned, non-refundable, earned portion of the Final Payment in respect of the Term Loan, in an amount equal to Seven Hundred Ninety Nine Thousand Dollars ($799,000.00).  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

5.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in Section 5 of the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing; provided that for the purpose of this Section 4.1, each reference to “Perfection Certificate” in Section 5 of the Loan Agreement shall refer to the Perfection Certificate of ViewRay, Inc. and ViewRay Technologies, Inc. dated as of the date hereof (the “Perfection Certificate”).

5.2The certified charters of Borrower delivered in connection with this Amendment remain true, accurate and complete, and the other organizational documents of

Borrower previously delivered to Bank are true, accurate and complete and have not been amended, supplemented or restated since the Effective Date and are and continue to be in full force and effect;

5.3The execution and delivery by Borrower of this Amendment, and the performance by Borrower of its obligations under the Loan Agreement (as amended by this Amendment), have been duly authorized;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound; and

5.5This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Amendment shall be deemed effective upon the completion of the following:

8.1The due execution and delivery to Bank of counterparts of this Amendment and the Covenant Level Letter by each Borrower and the Bank;

8.2Borrower shall have delivered to the Bank a copy, certified by a duly authorized officer of Borrower to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but, solely with respect to the

By-Laws of each Borrower, only if such By-Laws have been modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall has executed and delivered this Amendment on behalf of Borrower;

8.3The Bank shall have received long-form (if applicable) good standing certificates of each Borrower, certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation, each dated as of a date no earlier than thirty (30) days prior to the Second Amendment Effective Date;

8.4The Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the execution of this Amendment, will be, terminated or released;

8.5The Bank shall have received updated evidence reasonably satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

8.6The Bank shall have received an executed Payment/Advance Form; and

8.7Borrower shall have paid the fees and expenses described in Section 4 above.

9.Post-Closing Requirements. To the extent not provided prior to the date hereof, (i) within ninety (90) days after the date hereof, Borrower shall deliver to Bank a bailee’s waiver in favor of Bank for each location where Borrower maintains property with a third party, by each such third party, in form and substance reasonably satisfactory to Bank, together with the duly executed signatures thereto and (ii) within thirty (30) days after the date hereof, Borrower shall deliver to Bank an additional insured endorsement to its liability insurance policy naming Bank as an additional insured thereunder in form and substance reasonably satisfactory to Bank.  Failure to comply with the foregoing requirements within the time periods noted shall constitute an Event of Default for which no grace or cure period shall apply.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:

VIEWRAY, INC.

By___________________________________
Name:________________________________
Title:_________________________________

VIEWRAY TECHNOLOGIES, INC.

By___________________________________
Name:________________________________
Title:_________________________________

BANK:

SILICON VALLEY BANK

By___________________________________
Name:________________________________
Title:_________________________________